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                                                                 EXHIBIT 10.31



                                       INTERCREDITOR AGREEMENT dated as of
                                  October 6, 1995 among (i) CHEMICAL BANK as
                                  Agent, (ii) THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC. ("IPG"), (iii) ALL AMERICAN
                                  GOODSON, INC., a wholly owned subsidiary of All American Communications Inc. ("AAG"),
                                  (iv) ALL AMERICAN COMMUNICATIONS, INC.
                                  ("AACI"), (v) ALL AMERICAN FREMANTLE II,
                                  INC., a wholly owned subsidiary of All
                                  American Fremantle, Inc. ("AAFII"), (vi) ALL
                                  AMERICAN TELEVISION II, INC., a wholly owned subsidiary of All American Television Inc. ("AATII"), and (vi) MARK GOODSON PRODUCTIONS, LLC (the "LLC").


                             INTRODUCTORY STATEMENT

                 WHEREAS, LLC, IPG and certain other parties have entered into an Asset Purchase Agreement dated as of October 6, 1995 (the "Asset Purchase Agreement") with Mark Goodson Productions, L.P. and The Child's Play Company (collectively "Sellers") pursuant to which LLC and IPG will purchase certain of the assets and the LLC will assume certain liabilities of the Sellers; and

                 WHEREAS, AACI, AAG, IPG and Infoplan International, Inc. ("Infoplan") have entered into an Amended and Restated Operating Agreement (the "Operating Agreement") dated as of October 6, 1995 in connection with the operations of LLC which Operating Agreement shall become effective immediately after the Final Closing (as defined in the Asset Purchase Agreement); and

                 WHEREAS, each of AAG, AAFII and AATII (collectively, the "Guarantors") contemplates executing a Guaranty (the "Guaranty") in favor of IPG guaranteeing the Guarantor Obligations (as hereinafter defined), which Guaranty shall be in form and substance reasonably acceptable to the Agent (as hereinafter defined); and

                 WHEREAS, each of the Guarantors contemplates entering into a Security Agreement (the "Security Agreement") in connection with the Guaranty wherein their obligations under the Guaranty will be secured by a security interest in the IPG Collateral (as hereinafter defined) subordinated to the Agent on the terms and conditions hereinafter set forth, which Security Agreement shall be in form and substance reasonably acceptable to the Agent; and

                 WHEREAS, each of AACI, All American Television, Inc. ("AAT") and All American Fremantle International Inc. ("AAF")
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contemplates entering into a Pledge (the "Pledge Agreement") in favor of IPG wherein AACI, AAT and AAF will each pledge its right, title and interest in the Pledged Stock (as hereinafter defined) to IPG in connection with the Guarantor Obligations, which Pledge Agreement shall be in form and substance reasonably acceptable to the Agent; and

                 WHEREAS, pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as amended and as may from time to time be amended (subject to Section 17(d) hereof) (the "Chemical Agreement") among AAG, AACI, and certain of their affiliates, the Lenders named therein and Chemical Bank as Agent for the Lenders, the Lenders have agreed to issue a letter of credit (the "Letter of Credit") subject to the terms and conditions of, the Chemical Agreement; and

                 WHEREAS, each of the Guarantors has granted to the Agent a security interest in the Tranche E Collateral (as hereinafter defined) as security for its Chemical Obligations (as hereinafter defined); and

                 WHEREAS, the execution of this Intercreditor Agreement is required both by the terms of the Operating Agreement and in order to induce the Lenders to consent to the issuance of the Letter of Credit and the transactions contemplated by the Operating Agreement and the Asset Purchase Agreement; and

                 WHEREAS, the parties hereto desire to enter into this Intercreditor Agreement with respect to the exercise of certain rights, remedies and options by the respective parties under the aforementioned documents.

                 Therefore, for good and valuable consideration, receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                 Section 1. Definitions. The following terms as used herein shall have the following meanings:

                 "AAG Expense Account" shall mean the account established by AAG with the Agent, into which the Expense Funds shall be deposited.

                 "AAG Funds" shall mean monies received by AAG pursuant to the License Agreements or otherwise, including, without limitation AAG's distribution fees but excluding Expense Funds deposited in the Expense Account and LLC Funds deposited in the LLC Funds Account.





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                 "AAG Funds Account" shall mean the account established by AAG with the Agent designated as the "All American Goodson AAG Funds Account", Account No. 323-208118.

                 "Agent" shall mean Chemical Bank, acting on its own behalf and as agent to the Lenders.

                 "All American Members" shall be as defined in the Operating Agreement.

                 "Allocation Certificate" shall mean a certificate of an Authorized Officer of AAG substantially in the form attached hereto as Exhibit A or such other form as may be satisfactory to the Agent and IPG.

                 "Asset Purchase Agreement" shall be as defined in the Introductory Statement.

                 "Authorized Officer" shall mean with respect to any corporation, the Chief Executive Officer, the Chief Financial Officer, the Controller or the Vice President-Finance.

                 "Business Day" shall mean any day other than a Saturday, Sunday or other day in which Lenders are permitted to close in the State of New York.

                 "Cash Collateral Accounts" shall mean the AAG Expense Account, the AAG Funds Account and the LLC Funds Account.

                 "Chemical Agreement" shall be as defined in the Introductory Statement.

                 "Chemical Obligations" shall mean the Obligations of such Person to the Agent and the Lenders pursuant to the terms of the Chemical Agreement, the notes and other documents contemplated thereby.

                 "Credit Obligations" shall mean the Chemical Obligations of the Guarantors excluding therefrom the Senior Obligations of the Guarantors.

                 "Determination Date" shall mean the last Business Day of each month.

                 "Dividend Distribution" shall mean the Special Distribution to Interpublic due pursuant to Section 5.3(b)(i)(B), 5.3(b)(ii)(B) or 5.3(b)(iii)(A) of the Operating Agreement.

                 "Earn-Out Payment" shall mean Earn-Out Payments (as defined in the Asset Purchase Agreement) due under Section 3.8(c)(i) of the Asset Purchase Agreement.





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                 "Escrow Agreement" shall mean the Escrow Agreement dated the
6th day of October 1995 among the Sellers, the LLC, IPG, the Estate of Mark Goodson and AACI and U.S. Trust Company of California, N.A. as Escrow Agent.

                 "Expense Funds" shall mean funds which represent recoupable payments on account of reimbursement of expenses of AAG and its affiliates.

                 "Event of Default" shall be as defined in the Chemical
Agreement.

                 "Final Closing Date" shall be the date on which the escrow which is established pursuant to the Asset Purchase Agreement has been released.

                 "Guarantor Obligations" shall mean the Obligations of the Guarantors in favor of IPG guaranteeing the Parent Obligations and the Obligations of the Obligors pursuant to Section 19 in favor of IPG.

                 "Guarantors" shall be as defined in the Introductory Statement.

                 "Guaranty" shall be as defined in the Introductory Statement.

                 "Interest Reserve Account" shall mean an interest bearing account of AAG established on or before the Final Closing Date with the Agent designated as the "All American Interest Reserve Account", Account No. 323-208517.

                 "International Cash Flow" shall mean all amounts actually received (or deemed to be received by the LLC pursuant to the provisions of the Operating Agreement) by the LLC from AAG under the terms of the Main License (other than payments in respect of the domestic exploitation of Programs).

                 "International Cash Flow Default" shall occur in the event International Cash Flow at any date indicated below in column (x) is less, on a cumulative basis commencing with the Closing, than the corresponding amounts listed below in column (y):

                     (x)                               (y)

                    12/31/95                          $ 1.0M
                    03/31/96                            2.5M
                    06/30/96                            3.5M
                    09/30/96                            5.5M
                    12/31/96                            7.0M





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                    03/31/97                            8.5M
                    06/30/97                           10.0M
                    09/30/97                           11.5M
                    12/31/97                           13.5M
                    03/31/98                           14.5M
                    06/30/98                           16.5M
                    09/30/98                           18.0M
                    12/31/98                           19.5M

and the outstanding balance of the Tranche E Loan (whether by voluntary prepayment by AAG or any of its affiliates or otherwise) at such time as indicated below in column (x) is greater than the amount indicated below in column (y):

                 (x)                                                  (y)

from the date of Closing                                            $21.7M
to 12/31/96
from 1/1/97 to 12/31/97                                              17.8M
from 1/1/98 to maturity                                              12.7M

                 "Interpublic Members" shall be as defined in the Operating Agreement.

                 "IPG Collateral" shall mean (i) the property of the Guarantors in which a Lien has been or will be granted to IPG pursuant to the Security Agreement and (ii) the Pledged Stock.

                 "IPG Obligation Documents" shall mean the Security Agreement, the Guaranties, the Pledge Agreement and the other documents, instruments and agreements contemplated thereby, as they may be amended or otherwise modified from time to time subject to Section 17(c).

                 "Lenders" shall mean the Lenders listed on the signature pages of the Chemical Agreement and any assignees thereof pursuant to the Chemical Agreement.

                 "Letter Agreement" shall mean the letter agreement dated October 6, 1995, among AACI, AAG, IPG, Infoplan, Interpublic Game Shows, Inc., AATII, AAFII and the LLC.

                 "Letter of Credit" shall be as defined in the Introductory Statement.

                 "Lien" shall mean any pledge, mortgage, security, interest, encumbrance, lien, copyright mortgage, or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).





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                 "LLC Funds" shall mean monies owed to the LLC by AAG and its sublicensees pursuant to the License Agreements.

                 "LLC Funds Account" shall mean the account established by AAG with the Agent designated as the "All American Goodson LLC Funds Account", Account No. 323-213480.

                 "License Agreements" shall mean the Main License, and the sub-licenses referred to in Section 4 of the Main License.

                 "Main License" shall mean the License Agreement dated October __, 1995 between LLC and AAG.

                 "Obligations" shall mean all indebtedness and liabilities, whether absolute, fixed or contingent, whether matured or unmatured, liquidated or unliquidated, including, without limitation, any premium payable upon acceleration of any note, at any time and from time to time owing by any person under or in connection with any agreement, document or loan agreement or any note including, without limitation, all amounts at any time on account of fees, costs, commissions, expenses and costs.

                 "Obligors" shall mean AACI and the Guarantors.

                 "Operating Agreement" shall be as defined in the Introductory Statement as it may be amended or otherwise modified from time to time subject to Section 17(c).

                 "Operating Payment" shall mean a disbursement to the LLC to reimburse the LLC for any fees or expenses incurred by the LLC in connection with its operations; provided, however, that Operating Payment shall not include fees or expenses which AACI is obligated to pay pursuant to Section 3.5(a) of the Operating Agreement.

                 "paid in full" or "payment in full" or any other similar term or phrase shall mean (a) when used with respect to the Senior Obligations, payment in full in cash and (b) when used with respect to the Guarantor Obligations, payment in full in cash or with respect to the "Make Whole" Obligations of AACI, satisfaction of such obligations through the payment of cash and/or the issuance of stock as provided in the Operating Agreement.

                 "Parent Obligations" shall mean the Obligations of AACI to IPG in connection with certain "Put" and "Make Whole Obligations" of AACI pursuant to the Operating Agreement and certain indemnification Obligations of AACI to IPG pursuant to the Letter Agreement.





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                 "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                 "Pledge Agreement" shall be as defined in the Introductory Statement.

                 "Pledged Stock" shall mean all issued and outstanding capital stock of AAG, AAFII and AATII and the membership interest of AACI and AAG in the LLC.

                 "Security Agreement" shall be as defined in the Introductory Statement.

                 "Sellers" shall be as defined in the Introductory Statement.

                 "Senior Obligation Documents" shall mean the Chemical Agreement, the Notes referred to therein and the other documents, instruments and agreements contemplated thereby, as they may be amended or otherwise modified from time to time subject to Section 17(d).

                 "Senior Obligations" shall mean the following Obligations of AACI and the Guarantors under the Chemical Agreement in connection with the Tranche E Loan, whether outstanding at the date hereof or hereafter incurred or created, (i) all obligations to pay principal and interest (including, without limitation, interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceedings with respect to AACI or any Guarantor, whether or not determined to be an allowed claim in any such proceeding) with respect to such Tranche E Loan; (ii) all obligations to pay charges, costs, expenses and fees, in connection with the administration of the Tranche E Loan or the enforcement of the Agent's or the Lenders' rights in connection therewith, including, without limitation, the disbursements and reasonable fees of counsel to the Agent or the Lenders; and (iii) all obligations to reimburse or indemnify the Agent and the Lenders in any way arising out of the administration or enforcement of the Tranche E Loan; provided, however, that the principal amount included within this definition shall not exceed $25,000,000 and the interest rate used for purposes of this definition shall be based on the terms of the Chemical Agreement as in effect on the Final Closing Date.

                 "Settlement Date" shall mean (a) with respect to any Earn-Out Payments, the 15th Business Day of each month, (b) with respect to any Dividend Distribution, the first Business Day of the month of March of each year, and
(c) in all other cases, the 15th Business Day of each quarter.





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                 "Special Distribution" shall be as defined in the Operating
Agreement.

                 "Suspension Event" shall be as defined in Section 13(a) herein.

                 "Tax Distribution" shall mean the Special Distribution to the Interpublic Members and All American Members pursuant to Section 5.3(b)(i)(A), 5.3(b)(ii)(A) or 5.3(b)(iii)(A) of the Operating Agreement.

                 "Tranche E Collateral" shall mean all property of the Guarantors in which a Lien has been or will be granted to the Agent for the benefit of the Lenders pursuant to the Chemical Agreement.

                 "Tranche E Event of Default" shall mean:

                   (i) the Main License shall become void or voidable or otherwise nonenforceable;

                  (ii) default shall be made in the payment of any principal of or interest on the Tranche E Loan or of any fees or other amounts payable by AAG in connection with the Senior Obligations, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof pursuant to Section 3(a) hereof or by acceleration thereof or otherwise and in the case of payments of any amounts other than principal, such default shall continue unremedied for five (5) days after receipt by AAG of an invoice therefor;

                 (iii) any Guarantor or the LLC shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Guarantor or the LLC shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Guarantor or the LLC shall take any action to authorize any of the foregoing;





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                  (iv)  any involuntary case, proceeding or other action
against any Guarantor or the LLC shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or
(ii) shall remain undismissed for a period of sixty (60) days;

                   (v) an International Cash Flow Default shall have occurred and be continuing;

                  (vi) an event shall have occurred which, but for the operation of the provisions of this Intercreditor Agreement, would entitle IPG to enforce its rights against a Guarantor in connection with the Guaranty or against the Pledged Stock and such event shall not be waived by IPG or remedied within 120 days after such occurrence; or

                 (vii) a Change in Ownership (as defined in the Operating Agreement) shall have occurred and IPG shall have made demand on any Guarantor in connection with the "put" obligation of AACI as a result of such Change in Ownership.

                 "Tranche E Loan" shall mean (i) a loan made to AACI or AAG pursuant to the terms of the Chemical Agreement, the proceeds of which shall be used to fund the reimbursement obligation of AACI or AAG in connection with the Letter of Credit and (ii) any refinancing, refunding or replacement thereof provided that such refinancing, refunding or replacement does not change the maturity date of the Tranche E Loan or increase the then outstanding principal amount of the Tranche E Loan or increase the interest rate thereon or otherwise conflict with Section 17(d).

                 Section 2.  Disbursement of Funds.

                 So long as the Senior Obligations remain outstanding, the parties agree as follows:

                 (a) The Agent will send to AAG and IPG on each Determination Date a written statement informing AAG and IPG of the balance in the AAG Funds Account, the AAG Expense Account and the LLC Funds Account and provide AAG with copies of receipts, invoices and other correspondence accompanying payments which are deposited in the AAG Funds Account.





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                 (b)     One Business Day prior to each Settlement Date, AAG
will deliver to the Agent an Allocation Certificate. The Agent shall be entitled to rely on the Allocation Certificate as delivered and shall have no obligation to individually verify the calculations contained therein. Each delivery of an Allocation Certificate by AAG shall be deemed to be a representation by AAG for the benefit of the Agent and IPG that, except as set forth in such Allocation Certificate, (i) no Tranche E Event of Default or Suspension Event has occurred and is continuing, (ii) the funds transferred from the AAG Funds Account to the AAG Expense Account will only be applied to repay advances by AACI to AAG which advances were utilized by AAG to pay ordinary course reimbursable expenses as set forth on Schedule II to the Main License, (iii) the funds being transferred to the LLC Funds Account from the AAG Funds Account represent all monies due and owing to the LLC under the Main License for such period and (iv) to the best knowledge of the Authorized Officer signing such Allocation Certificate, the information set forth on such Allocation Certificate is true, accurate and correct as of the date such Allocation Certificate is provided. At the request of IPG, AAG shall provide IPG with copies of any Allocation Certificate delivered to the Agent.

                 (c) On each Settlement Date, the Agent shall transfer such funds from the AAG Account into the LLC Account or the AAG Expense Account, as are indicated on the Allocation Certificate as LLC Funds or Expense Funds, as the case may be, to be disbursed in accordance with the Allocation Certificate and will disburse the funds from the LLC Account in accordance with the Allocation Certificate, subject to Section 3 below. The Agent shall have no liability to IPG or any other party hereto for transferring funds from the AAG Account into the LLC Account or the AAG Expense Account, or disbursing the funds contained in the LLC Account or the AAG Expense Account, in accordance with the Allocation Certificate. In this regard, the Allocation Certificate with respect to each Settlement Date shall indicate the following: (i) the amount to be paid to the LLC for any Earn-Out Payments; (ii) the amount to be paid to the LLC for any Operating Payment; (iii) the amount to be paid to the LLC for any Tax Distribution; (iv) the amount to be paid to the LLC for any Dividend Distribution; (v) the amount to be transferred to the AAG Expense Account; and (vi) the amount due to the LLC under the Main License.

                 (d) Unless a Tranche E Event of Default has occurred and is continuing, funds in the AAG Expense Account may be utilized by AAG at any time to repay, and only to repay, advances by AACI to AAG which advances were utilized to pay ordinary course reimbursable expenses as set forth on Schedule II to the Main License.





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                 Section 3.  Priority of Disbursements.

                 (a) Unless a Tranche E Event of Default has occurred and is continuing, provided that the Allocation Certificate referred to in Section 2(b) hereof has been received and subject to Section 14 hereof, on the Settlement Date the Agent shall make disbursements from the LLC Funds Account in accordance with the Allocation Certificate in the following order:

                 First, to the LLC for any Earn-out Payments;

                 Second, to the LLC for any Operating Payment which shall not in any event exceed $100,000 per annum;

                 Third, to the LLC for any Tax Distribution;

                 Fourth, to LLC for Dividend Distribution; and

                 Fifth, to Chemical for accrued and unpaid interest with respect to the Senior Obligations.

All remaining funds in the AAG Funds Account shall be used to prepay the Senior Obligations as provided in the Chemical Agreement until the Senior Obligations have been paid in full.

                 (b) As long as the Senior Obligations remain outstanding, as between the LLC and AAG, for purposes of the Main License, any funds transferred by the Agent from the AAG Funds Account to the LLC Funds Account shall be deemed to have been paid by AAG to the LLC and shall discharge the obligations of AAG to the LLC under Section 18(a) of the Main License.

                 (c) As long as the Senior Obligations remain outstanding, as between IPG on one hand and AACI and AAG on the other, for purposes of the Operating Agreement, any funds withdrawn from the LLC Funds Account by the Agent (other than funds withdrawn by the Agent to pay Earn-Out Payments) shall be deemed to have been distributed to the All American Members pursuant to
Section 5.3 thereof.

                 Section 4. Interest. On the Final Closing Date, AACI shall deposit into the Interest Reserve Account an amount equal to two months' interest on the Tranche E Loan. So long as a Tranche E Event of Default shall have not occurred and be continuing, and the Senior Obligations remain outstanding, on the last Business Day of each month of each calendar quarter (to the extent available after making any distributions pursuant to Section 3 herein), a portion of the AAG Funds and, to the extent necessary, a portion of the LLC Funds, shall be deposited into the Interest Reserve Account in an amount equal to one-third of the interest on the Tranche E Loan estimated to be payable for





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such calendar quarter.  On the Business Day prior to the Settlement Date for such calendar quarter, amounts on deposit in the Interest Reserve Account to the extent in excess of an amount equal to two months' interest on the Tranche E Loan, shall be transferred to the LLC Funds Account for distribution in accordance with item five above. In all cases, the amount to be held in the Interest Reserve Account pursuant to this Section 4 shall be calculated by applying the interest rate in effect on Eurodollar Loans (as defined in the Chemical Agreement) on such date to the principal balance of the Tranche E Loan as of the date of calculation. Funds held in the Interest Reserve Account may be used by the Agent to pay interest when such payment is due on a date other than a Settlement Date.

                 Section 5.  Agreement to Subordinate.

                 (a) IPG agrees that the Guarantor Obligations are and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations and that any guarantees, security interests, mortgages and other liens securing payment of the Guarantor Obligations, including but not limited to the Guaranty, the Security Agreement and the Pledged Stock, are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Senior Obligations, notwithstanding the perfection, order of perfection or failure to perfect, any such security interest or other lien, or the filing or recording, order of filing or recording, or failure to file or record this Intercreditor Agreement or any instrument or other document in any filing or recording office in any jurisdiction; provided, however, that except as expressly set forth herein, nothing contained in this Intercreditor Agreement shall affect or in any manner limit the ability of IPG to pursue all remedies to which it is entitled pursuant to the Operating Agreement or the Letter Agreement against AACI or any other Person other than the Guarantors or against any assets of AACI in connection with the Parent Obligations.

                 (b) The Agent agrees that the Credit Obligations are and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Guarantor Obligations and that any guarantees, security interests, mortgages and other liens on assets of the Guarantors or the Pledged Stock securing payment of the Credit Obligations are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Guarantor Obligations, notwithstanding the perfection, order of perfection or failure to perfect, any such security interest or other lien, or the filing or recording, order of filing or recording, or failure to file or record this Intercreditor Agreement or any instrument or other document in any filing or





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recording office in any jurisdiction; provided, however, that nothing contained in this Intercreditor Agreement shall affect or in any manner limit the ability of the Agent and the Lenders to pursue all remedies to which they are entitled pursuant to the Chemical Agreement or otherwise (i) against AACI or any other Person other than the Guarantors, or (ii) against any assets of such Person, other than the Pledged Stock.

                 Section 6.  Additional Provisions Concerning Subordination.
A. So long as the Senior Obligations remain outstanding, IPG and the Obligors each agree as to itself as follows:

                 (a) Each Guarantor agrees that it will not make any payment of any of the Guarantor Obligations, or take any other action, in contravention of the provisions of this Intercreditor Agreement.

                 (b) IPG and the Obligors will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder. IPG further authorizes the Agent, in the event IPG has not done so within a reasonable time, to file UCC financing statements and any amendments thereto or continuations thereof with regard to Guarantor Obligations on IPG's behalf without IPG's signature.

                 (c) IPG shall not exercise its remedies under either the Pledge Agreement, the Guaranties or the Security Agreement with respect to, or otherwise take any action to seize, realize upon or foreclose upon any item of the IPG Collateral unless and until (i) a default as defined in the Pledge Agreement or a default as defined in the Guaranties or Security Agreement, as the case may be, giving rise to the right to exercise such remedies under such agreement shall have remained uncured or unremedied for 12 months from the date of notice to the Agent of the occurrence and the Agent has not (A) declared the Senior Obligations to be immediately due and payable and (B) actively pursued the rights of the Agent and the Lenders under the Chemical Agreement in connection therewith or (ii) the Agent has agreed to waive the provisions of this Section 6(c). Nothing herein shall restrict the rights of IPG (A) to take actions to protect and preserve the validity, perfection and priority of any of its security interests in a manner not inconsistent with the terms of this Intercreditor Agreement (including, without limitation, actions taken to preserve and protect IPG Collateral), (B) to establish and defend the status of its claims as secured claims in connection with the Guarantor Obligations in





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a manner not prejudicial to the right of the Agent pursuant to the terms of this Intercreditor Agreement, (C) to appear and be heard on any matter arising in a bankruptcy, insolvency or receivership proceeding, (D) subject to Section 10(f), to vote as it may elect in its sole discretion in connection with any proposed Chapter 11 plan, or (E) to seek any form of adequate protection of its interest in any IPG Collateral or other similar relief not prejudicial to the right of the Agent pursuant to the terms of this Intercreditor Agreement in any bankruptcy, insolvency or receivership proceeding and to receive payment of IPG Collateral proceeds under any form of adequate protection or postpetition lending arrangement; provided, however, that all proceeds or payments received by IPG in connection with the IPG Collateral and/or the Pledged Stock (as shall equal the amount of the Senior Obligations) shall be deemed to be the property of the Lenders and shall otherwise be subject to the provisions of Section 7 below.

                 (d) In the event of (i) any dissolution, winding up, liquidation or reorganization of any Guarantor (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of any Obligor, whether or not involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of any Obligor or otherwise); or (ii) the occurrence and continuation of a Tranche E Event of Default, or any default or demand for payment regarding the Guarantor Obligations:

                         (1) all Senior Obligations shall first be paid to the Agent for the benefit of the Lenders in full before any payment or distribution is made on or any fees, costs, charges or expenses in connection with the Guarantor Obligations, and before any other action described in Section 10(a) hereof is taken by IPG; and

                         (2) any payment or distribution of assets of any Guarantor whether in cash, property or securities to which IPG would be entitled except for the provisions hereof, shall be paid or delivered by such Guarantor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Agent for the benefit of the Lenders, to the extent necessary to pay in full all Senior Obligations remaining unpaid, before any payment or distribution is made to IPG.

                 (e) In any proceeding referred to or resulting from any event referred to in subsection (d) of this Section 6 commenced by or against any
Guarantor:

                 (1) The Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of IPG or otherwise), but shall have no obligation to, (i) demand, sue for, collect and receive every payment or distribution referred to in subsection (d) of this
                         Section 6 and give acquittance therefor, (ii) file claims and proofs of claim in respect of the Guarantor Obligations and (iii) take such other action as the Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders hereunder; and

                 (2) IPG will duly and promptly take such action as the Agent may reasonably request to collect the Guarantor Obligations for the account of the Lenders and to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable it to enforce any and all claims with respect to the Guarantor Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Guarantor Obligations.

                 B. So long as the Senior Obligations have been paid in full and the Guarantor Obligations remain outstanding, the Agent and the Guarantors each agree as to itself as follows:

                 (a) Each Guarantor agrees that it will not make any payment of any of the Credit Obligations, or take any other action, in contravention of the provisions of this Intercreditor Agreement.

                 (b) The Agent and the Guarantors will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that IPG may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable IPG to exercise and enforce its rights and remedies hereunder.

                 (c) Each of the Agent and the Lenders shall not exercise its remedies under the Chemical Agreement with respect to, or otherwise take any action to foreclose upon, any item of the Tranche E Collateral unless and until (i) a Tranche E Event of Default giving rise to the right to exercise such remedies under such agreement shall have remained uncured or unremedied for 12 months from the date of the occurrence of such Event of

Default and IPG has not (A) declared the Guarantor Obligations to be immediately due and payable and (B) actively pursued its rights under the IPG Obligation Documents in connection therewith or (ii) IPG has agreed to waive the provisions of this Section 6B(c). Nothing hereunder shall restrict the rights of the Agent or the Lenders (A) to take actions to protect and preserve the validity, perfection and priority of any of its security interests in a manner not inconsistent with the terms of this Intercreditor Agreement (including, without limitation, actions taken to preserve and protect Tranche E Collateral), (B) to establish and defend the status of its claims as secured Credit Obligation claims in a manner not prejudicial to the rights of IPG pursuant to the terms of this Intercreditor Agreement, (C) to appear and be heard on any manner arising in a bankruptcy, insolvency or receivership proceeding, (D) subject to Section 12(c), to vote as it may elect in its sole discretion in connection with any proposed Chapter 11 plan, or (E) to seek any form of adequate protection of its interest in any Tranche E Collateral or other similar relief not prejudicial to the rights of IPG pursuant to the terms of this Intercreditor Agreement in any bankruptcy, insolvency or receivership proceeding and to receive payment of Tranche E Collateral proceeds under any form of adequate protection or postpetition lending arrangement; provided, however, that all proceeds or payments received by the Agent in connection with the Tranche E Collateral and/or the Pledged Stock (as shall equal the amount of the Guarantor Obligations) shall be deemed to be the property of IPG and shall otherwise be subject to the provisions of Section 7 below.

                 (d) In the event of (i) any dissolution, winding up, liquidation or reorganization of any Guarantor (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of any Guarantor, whether or not involving insolvency or bankruptcy, or any other marshaling of the assets and liabilities of any Guarantor or otherwise); or (ii) any default or demand for payment regarding the Credit Obligations:

                 (1) all Guarantor Obligations shall first be paid to IPG in full before any payment or distribution is made on or any fees, costs, charges or expenses in connection with the Credit Obligations, and before any other action described in Section 10(a) hereof is taken by the Agent or any Lender; and

                 (2) any payment or distribution of assets of any Guarantor whether in cash, property or securities to which the Agent or the Lenders would be entitled except for the provisions hereof, shall be paid or delivered by such Guarantor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to IPG, to the extent necessary to pay all Guarantor Obligations remaining unpaid after giving effect to any concurrent payment of distribution to IPG before any payment or distribution is made to the Agent or any Lender.

                 (e) In any proceeding referred to or resulting from any event referred to in subsection (d) of this Section 6B commenced by or against any Guarantor:

                 (1) IPG may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Agent, any Lender or otherwise), but shall have no obligation to, (i) demand, sue for, collect and receive every payment or distribution referred to in subsection (d) of this Section 6B and give acquittance therefor, (ii) file claims and proofs of claims in respect of the Credit Obligations and (iii) take such other action as IPG may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of IPG hereunder; and

                 (2) The Agent will duly and promptly take such action as IPG may reasonably request to collect the Credit Obligations for the account of IPG and to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to IPG such powers of attorney, assignments or other instruments as IPG may request in order to enable it to enforce any and all claims with respect to the Credit Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Credit Obligations.

                 Section 7. Receipt of Payments and Trust. (a) All payments or distributions upon or with respect to the Guarantor Obligations which are received by IPG contrary to the provisions of this Intercreditor Agreement shall be deemed to be the property of the Lenders, shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by IPG and shall be forthwith paid over to the Agent for the benefit of the Lenders in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.

                 (b) All payments or distributions upon or with respect to the Credit Obligations which are received by the Agent or the Lenders contrary to the provisions of this Intercreditor Agreement shall be deemed to be the property of IPG, shall be received in trust for the benefit of IPG, shall be segregated from other funds and property held by the Agent or the Lenders and shall be forthwith paid over to IPG in the same form as so received (with any necessary endorsement) to be applied to the payment of the Guarantor Obligations until the Guarantor Obligations shall have been paid in full.

                 Section 8.  No Action.

                 (a) IPG and the Agent each agree not to contest, or bring or cause (or voluntarily join in) any action or proceeding for the purpose of contesting the validity, perfection or priority (as herein provided) of, or seek to avoid, either the Agent's or the Lenders' Lien in any collateral securing the Chemical Obligations or IPG's Lien in any item of IPG Collateral, as the case may be; provided, however, that nothing herein shall be deemed or construed to prevent either the Agent or IPG, as the case may be, from commencing an action or proceeding against the Agent, a Lender or IPG, as the case may be, to assert any right or claim it may have to enforce this Intercreditor Agreement.

                 (b) Notwithstanding anything in this Agreement or any Senior Obligation Document to the contrary, so long as the Guarantor Obligations remain outstanding, unless a Tranche E Event of Default shall have occurred and is continuing, neither the Agent nor any Lender shall initiate, prosecute or participate in any action to, or take any steps to (whether administrative, legal, equitable or any other nature whatsoever), (i) enforce, foreclose, seize, setoff or realize upon the Tranche E Collateral or (ii) commence any proceeding involving any Guarantor referred to in subsection (c) of Section 3 hereof, provided that notwithstanding clause (ii) herein, if a bankruptcy petition has been filed by another person with respect to such Guarantor the Agent and the Lenders may fully participate in such bankruptcy proceeding and exercise, subject to the terms of this Agreement, their respective rights against such Guarantor and/or its assets.

                 (c) So long as the Senior Obligations are outstanding, IPG hereby waives any requirement for marshalling of assets by the Agent in connection with any foreclosure of any lien of the Lenders under the Chemical Agreement with regard to the Senior Obligations and the Agent, hereby waives any requirement for marshalling of assets by IPG in connection with any foreclosure of any Lien of IPG under the IPG Obligation Documents with regard to the Guarantor Obligations;

                 (d) The Agent and IPG are hereby authorized to demand specific performance of this Intercreditor Agreement at any time when (i) any Obligor or (ii) either IPG or the Agent, as the case may be, shall have failed to comply with any of the provisions of this Intercreditor Agreement, and all of such parties hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance; and

                 (e) IPG hereby agrees that it shall not take any action against any Guarantor to enforce its rights under the IPG Obligation Documents in connection with the Guarantor Obligations in the event of a Change in Ownership (as defined in the Operating Agreement) for a period of five Business Days after IPG has notified the Agent that a Change in Ownership has occurred and that it has made demand on a Guarantor in connection therewith.

                 Section 9.  Representations and Warranties.

                 (a) IPG and AAG each hereby represent and warrant for itself that attached hereto as Schedule B is a true, correct and complete copy of the Operating Agreement.

                 Section 10. Negative Covenants. Subject to Section 3(b), so long as any of the Senior Obligations shall remain outstanding, IPG will not, without the prior written consent of the Agent:

                 (a) Sue for, take or receive, directly or indirectly, from the Guarantor, in cash or other property, by setoff, by realizing upon collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under the IPG Obligation Documents or by executions, garnishments, levies, attachments or by any other action relating to the Guarantor Obligations, or in any other manner, payment of, or additional security for, all or any part of the Guarantor Obligations unless and until the Senior Obligations shall have been paid in full.

                 (b) Sell, assign, pledge, encumber or otherwise dispose of any instrument evidencing the indebtedness owed to IPG or any collateral securing the Guarantor Obligations unless such sale, assignment, pledge, encumbrance or other disposition is made expressly subject to this Intercreditor Agreement and the other party to such sale, assignment, pledge, encumbrance or other disposition consents in writing to be bound by the terms hereof;

                 (c) Permit the terms of the IPG Obligation Documents or collateral securing any Guarantor Obligations to be changed in any way which would limit or impair these subordination provisions, increase the principal amount thereof, increase the interest payable thereon, change any payment date thereunder or accept any collateral;

                 (d) Realize upon, or otherwise exercise any remedies with respect to, any IPG Collateral;

                 (e) Commence, or join with any creditor other than the Lenders in commencing any proceeding involving any Guarantor referred to in subsection (c) of Section 3 hereof; or

                 (f) In connection with any Chapter 11 plan relating to any of the Tranche E Collateral, including but not limited to the Main License, without the prior consent of the Agent, vote for any plan which does not provide for the Main License to be assumed.

                 Section 11. Obligations Unconditional. All rights, interests, and all agreements and obligations of the parties hereto, shall remain in full force and effect irrespective of:

                 (a) Any lack of validity or enforceability of any Senior Obligation Document, IPG Obligation Document or any other agreement or instrument relating thereto;

                 (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, Parent Obligations or Guarantor Obligations, or any other amendment or waiver of or any consent to departure from any Senior Obligation Document or any IPG Obligation Document;

                 (c) Any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations or Guarantor Obligations; or

                 (d) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, either any Guarantor in respect of the Senior Obligations or the Guarantor Obligations or of IPG or the Agent or any Obligor in respect of this Intercreditor Agreement.

                 Section 12. Additional Agreements and Waivers. (a) So long as the Senior Obligations remain outstanding, IPG agrees that in connection with any Guarantor Obligations neither the Agent nor any Lender shall have any liability or obligation to IPG on account of the exercise of the rights and remedies of the Agent and/or the Lenders under any Senior Obligation Document or this Agreement (except, with respect to this Agreement, any breach by such party of this Agreement).

                 (b) So long as the Guarantor Obligations remain outstanding, the Agent agrees that, in connection with any Credit Obligations, IPG shall not have any liability or obligation to the Agent on account of exercise against any Guarantor of the rights and remedies of IPG under any IPG Obligation Document or this Agreement (except, with respect to this Agreement, any breach by such party of this Agreement).

                 (c) The Agent hereby agrees that in the event the Agent (on behalf of the Lenders) through exercise of its remedies in connection with the Chemical Obligations, acquires the membership interest of AACI or AAG in the LLC and takes any action to exercise rights as a member thereof, its actions shall be subject to Section 3.3(c) of the Operating Agreement.

                 (d) So long as any Guarantor Obligation remains outstanding, the Agent hereby agrees that it will not make, support or join in any motion or otherwise seek a substantive consolidation of any Guarantor in connection with any such proceeding referred to in Section 3(c) involving AACI and/or any of its subsidiaries.

                 (e) So long as any Chemical Obligation remains outstanding, IPG hereby agrees that it will not make, support or join in any motion or otherwise seek a substantive consolidation of any Guarantor in connection with any proceeding referred to in Section 3(c) involving AACI and/or any of its subsidiaries.

                 Section 13.  Suspension of Certain Disbursements.

                 (a) In the event International Cash Flow on a cumulative basis is less than (A) the amounts indicated below in column (y) for the quarter ending on the date indicated below in column (x), All American Members shall not be entitled to receive a Tax Distribution for such quarter and (B) the amounts indicated below in column (z) for the quarter ending on the date indicated below in column (x), Interpublic Members shall not be entitled to receive a Tax Distribution nor Dividend Distribution for such period and the disbursements referred to in items third and fourth of Section 3 shall be adjusted accordingly (in each case, a "Suspension Event"):

          (x)                (y)                   (z)
       12/31/95         $ 1.2 Million         $ 1.0 Million
       03/31/96           3.0 Million           2.5 Million
       06/30/96           4.0 Million           3.5 Million
       09/30/96           6.0 Million           5.5 Million
       12/31/96           8.0 Million           7.0 Million
       03/31/97           9.5 Million           8.5 Million
       06/30/97          11.5 Million          10.0 Million
       09/30/97          13.0 Million          11.5 Million

       12/31/97          15.0 Million          13.5 Million
       03/31/98          16.5 Million          14.5 Million
       06/30/98          19.0 Million          16.5 Million
       09/30/98          20.0 Million          18.0 Million
       12/31/98          22.0 Million          19.5 Million

                 (b) Notwithstanding clause (a) above, if a Suspension Event has occurred, in the event the outstanding balance of the Tranche E Loan as of the date indicated below in column (x) is equal or less than the amount indicated below in column (y) at such time, the All American Members may receive a Tax Distribution for such quarter and the Interpublic Members may receive a Tax Distribution and Dividend Distribution for such quarter:

                            (x)                        (y)

                         12/31/96                  $21,700,000
                         12/31/97                   17,800,000
                         12/31/98                   12,700,000

                 (c) AAG hereby agrees that, so long as a Suspension Event has occurred and is continuing, AAG shall not indicate on any Allocation Certificate thereafter any Tax Distribution or Dividend Distribution until the Agent has notified the LLC that a Suspension Event no longer exists. In addition, the LLC hereby agrees not to make any Tax Distribution or Dividend Distribution other than from funds disbursed for such purpose by the Agent from the LLC Account.

                 Section 14.  Tranche E Default.

                 (a) Upon the occurrence and during the continuation of a Tranche E Event of Default, the Agent shall have the right to withdraw first, all funds then held in the AAG Account; second, all funds then held in the AAG Expense Account and third, all LLC Funds then held in the LLC Funds Account (other than funds held as Earn-Out Payments) to be applied against the outstanding Senior Obligations.

                 (b) Upon the occurrence and during the continuation of a Tranche E Event of Default, the Agent shall be entitled to pursue all remedies provided to the Agent or the Lenders pursuant to the terms of the Chemical Agreement subject to this Intercreditor Agreement, including, but not limited to, taking such action as may be necessary to realize upon any of the assets of the Obligors including the Cash Collateral Accounts.

                 Section 15. Exercise of IPG Rights. Upon payment in full of the Senior Obligations, nothing contained herein shall prohibit IPG from exercising all of its rights and pursue any remedies provided to it in connection with the Guarantor Obligations pursuant to the IPG Obligation Documents.

                 Section 16. Pledged Stock. Upon payment in full of the Senior Obligations, the Agent shall deliver to Interpublic the certificates representing the Pledged Stock which have been delivered previously to the Agent as a secured party with respect to the Chemical Obligations to be held thereafter by Interpublic as a secured party with respect to the Parent Obligations. The parties (including the Obligors) hereby acknowledge that at such time IPG shall have a senior lien on such Pledged Stock and shall thereafter hold such Pledged Stock subject to a junior lien of the Agent securing the Credit Obligations of AACI and AAG.

                 Section 17.  Amendments to Documents, etc.

                 (a) So long as the Senior Obligations remain outstanding, IPG and LLC each agree that, without the prior written consent of the Agent, they will not permit any modification or amendment to the Asset Purchase Agreement which could reasonably be expected to increase the Earn Out Payment amounts payable thereunder, or accelerate the time when any Earn Out payments are to be made.

                 (b) IPG and the Obligors each agree that, without the prior written consent of the Agent, they will not permit any modifications or amendment to any IPG Obligation Documents which would provide any additional security for any obligation of any Guarantor to IPG, provide any security for any Parent Obligation, or otherwise materially adversely affect the value of the Tranche E Collateral or the rights or interest of the Agent and the Lenders under the Chemical Agreement as supplemented and amended by this Intercreditor Agreement.

                 (c) So long as the Senior Obligations remain outstanding, IPG and AACI each agree that, without the prior written consent of the Agent
(i) they will not amend (A) the provisions of Section 4.2.1 or any other provision of the Operating Agreement which would alter the provisions relating to the distribution of LLC Funds (including, but not limited to Section 5.3), the definition of Make Whole Default; (ii) permit any other modification of the Operating Agreement which would materially adversely affect the rights or interest of the Agent and the Lenders under the Chemical Agreement as supplemented and amended by this Intercreditor Agreement or (iii) permit the LLC to distribute or to agree to distribute LLC funds other than as provided for in the Operating Agreement subject to the terms of this Intercreditor Agreement.

                 (d) AACI, AAG and the Agent each agree that, without the prior written consent of IPG and the LLC, they will not permit any modification or amendment to the Chemical Agreement which would increase the principal amount of the Tranche E Loan, increase the interest rate therein, change the date of maturity thereof, increase the amount of the Senior Obligations or provide additional security from the Guarantors therefor.

                 (e) AACI, the LLC and IPG each agree that it will not provide the joint instructions required by Section 2 of the Escrow Agreement unless each condition precedent to the Final Closing has been satisfied or waived; provided, however, that any such waiver shall require the prior consent of the Agent.

                 (f)     The LLC and AAG each agree that, notwithstanding
Section 24 of the Main License, until such time as the Senior Obligations shall have been paid in full, the Main License may not be terminated for any reason. In the event that following the occurrence and continuation of a Tranche E Event of Default, the Agent exercises its rights pursuant to Article 8 of the Chemical Agreement, the LLC hereby agrees that the Agent may whether by judicial sale or private sale or otherwise, cause AAG's right, title and interest in and to the Main License to be transferred to a third party and such third party shall thereafter for all intents and purposes be deemed to be the Licensee under the Main License. In addition, any breach by AAG of its obligations under the Main License existing at the time of such transfer which would otherwise entitle the LLC to terminate the Main License, whether pursuant to Section 24 of the Main License or otherwise, shall be deemed cured upon such transfer. Notwithstanding the foregoing, however, such third party shall thereafter be subject to all terms and conditions of the Main License including but not limited to Section 24. The Agent hereby agrees that the proceeds from such sale or other disposition shall be utilized to reduce the outstanding Senior Obligations and any excess shall be delivered to IPG to be applied to reduce the Guarantor Obligations.

                 Section 18.  Duration of Agreement.

                 (a) The disbursement procedures contained in Sections 2 and 3 shall remain in effect until the Senior Obligations have been paid in full. The parties hereto hereby agree that after the Senior Obligations have been paid in full, the procedures set forth in the Security Agreement shall apply to the disbursement of funds in connection with the subject matter hereof.

                 (b) This Intercreditor Agreement shall remain in effect until the earlier of such time as the Guarantor Obligations have been paid in full or the Chemical Obligations have been paid in full.

                 Section 19. Expenses. The Obligors agree to pay to the Agent and IPG, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel for the Agent, which the Agent or IPG may incur in connection with the exercise or enforcement of any of the rights or interests of the Agent, the Lenders or IPG, as the case may be, hereunder. In addition, AACI hereby agrees to pay to the Agent on or prior to the Final Closing Date all fees and expenses which have been incurred by the Agent as of such date in connection with the preparation, negotiation and the entering into of the Tranche E Loan and this Intercreditor Agreement, including, but not limited to, reasonable fees and expenses of counsel for the Agent.

                 Section 20.  Miscellaneous.

                 (a)     After payment in full of the Senior Obligations,
Section 10 herein shall apply mutatis mutandis as if IPG were the Agent and the Lenders and the Agent and the Lenders were IPG and any reference therein to "Senior Obligations" shall mean "Guarantor Obligations" and any reference to "IPG Obligation Documents" shall mean "Senior Obligation Documents".

                 (b) All notices and other communications provided for herein shall be by telex, telecopy, telegraph, cable or in writing, shall be deemed to have been duly given when received and shall be sent to the addresses provided on the signature pages hereto.

                 (c) This Intercreditor Agreement may be modified or waived only by an instrument or instruments in writing signed by all the parties hereto.

                 (d) This Intercreditor Agreement shall be binding upon and inure to the benefit of the Agent, AACI, IPG, LLC, AAG, AAFII and AATII and their respective successors and assigns.

                 (e) This Intercreditor Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Intercreditor Agreement by signing any such counterpart.

                 (f) Section headings used herein are for convenience only and shall not affect the construction or interpretation of this Intercreditor Agreement.

                 (g) This Intercreditor Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereby have caused this Intercreditor Agreement to be duly executed as of the date first written above.



                                     THE INTERPUBLIC GROUP
                                       OF COMPANIES, INC.


                                     By  /s/    Thomas J. Volpe
                                       ------------------------------------
                                       Title:   Sr. Vice President-
                                                Financial Opers.
                                     Address:   1271 Ave. of the Americas
                                                New York, NY  10020


                                     MARK GOODSON PRODUCTIONS, LLC


                                     By  /s/    Thomas Bradshaw
                                       ------------------------------------
                                       Title:   C.F.O.
                                     Address:   1325 Ave. of the Americas
                                                New York, NY  10019


                                     ALL AMERICAN GOODSON, INC.


                                     By  /s/    Thomas Bradshaw
                                       ------------------------------------
                                       Title:   C.F.O.
                                     Address:   1325 Ave. of the Americas
                                                New York, NY  10019


                                     ALL AMERICAN COMMUNICATIONS, INC.


                                     By  /s/    Thomas Bradshaw
                                       ------------------------------------
                                       Title:   C.F.O.
                                     Address:   1325 Ave. of the Americas
                                                New York, NY  10019


                                     ALL AMERICAN FREMANTLE II, INC.


                                     By  /s/    Thomas Bradshaw
                                       ------------------------------------
                                       Title:   C.F.O.
                                     Address:   1325 Ave. of the Americas
                                                New York, NY  10019

                                     ALL AMERICAN TELEVISION II, INC.


                                     By  /s/    Thomas Bradshaw
                                       ------------------------------------
                                       Title:   C.F.O.
                                     Address:   1325 Ave. of the Americas
                                                New York, NY  10019


                                     CHEMICAL BANK, as Agent


                                     By  /s/    John J. Huber
                                       ------------------------------------
                                       Title:   Managing Director
                                     Address:   270 Park Avenue
                                                New York, NY  10017-2070

                                                                       Exhibit A


                             ALLOCATION CERTIFICATE


                 This certificate is delivered to Chemical Bank in connection with Section 2 of the Intercreditor Agreement (the "Intercreditor Agreement") dated as of October 6, 1995 among (i) Chemical Bank as Agent, (ii) The Interpublic Group of Companies, Inc., (iii) All American Goodson, Inc., a wholly owned subsidiary of All American Communications Inc., (iv) All American Communications, Inc., (v) All American Fremantle II, Inc., a wholly owned subsidiary of All American Fremantle, Inc., (vi) All American Television II, Inc., a wholly owned subsidiary of All American Television Inc. and (vi) Mark Goodson Productions, LLC. All capitalized terms used herein and not otherwise defined are used as defined in the Intercreditor Agreement.

                 The undersigned hereby certifies the following information in connection with the disbursement of funds from the AAG Funds Account in connection with disbursements to be made on __________, 199_, the Settlement
Date:

                 1.   Earn-Out Payments                    $_____________

                 2.   Operating Payment                    $_____________

                 3.   Tax Distribution                     $_____________

                 4.   Dividend Distribution                $_____________

                 5.   AAG Expense Account                  $_____________

                 6.   Main License Agreement --
                      amount due to LLC                    $_____________




                                          ALL AMERICAN GOODSON INC.


Dated: __________, 199_                   By:_______________________________
                                             Name:
                                             Title: